UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2013 (December 16, 2013)

CLARCOR INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

840 Crescent Centre Drive, Suite 600, Franklin, TN 37067
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code         615-771-3100

________________________No Change___________________________
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 16, 2013, CLARCOR Inc., a Delaware corporation (the “Company”) completed its acquisition of the Air Filtration business of General Electric Company’s (“GE”) Power and Water division (the “Business”) through the acquisition of certain assets and the assumption of certain liabilities related to the Business, as well as the acquisition of the stock of a subsidiary of GE. The purchase price paid at closing was approximately $258,691,500 in cash (after giving effect to an initial adjustment to the purchase price at closing based on the estimated working capital of the Business as of the Closing) and is subject to a post-closing adjustment based on the working capital of the Business as of the closing as finally determined.

Item 8.01 Other Events.

On December 16, 2013, the Company issued a press release announcing the closing of the acquisition of the Business. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c)    Exhibits.

99.1    Press Release dated December 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By: __/s/ Richard M. Wolfson___________________________
Richard M. Wolfson
Vice President - General Counsel and Secretary

Date: December 16, 2013